Section 4: EX-32 (Exhibit 32)

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Thomas J. Kemly, President and Chief Executive Officer, and Dennis E. Gibney, Executive Vice President and Chief Financial Officer of Columbia Financial Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2018 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 14, 2018	/s/Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer

Date:	May 14, 2018	/s/Dennis E. Gibney
Dennis E. Gibney
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.